Exhibit 99.2

Rex Energy Announces Proposed Offering of $125 Million of Depositary Shares Representing Convertible Perpetual Preferred Stock

STATE COLLEGE, Pa., August 12, 2014 (GLOBE NEWSWIRE) – Rex Energy Corporation (“Rex Energy”) (Nasdaq: REXX) announced that it intends to offer, subject to market conditions, 1.25 million depositary shares, each representing a 1/100th interest in a share of convertible perpetual preferred stock, Series A (the “Series A Convertible Preferred Stock”) with a liquidation preference of $10,000 per preferred share. The offering is being made pursuant to an effective registration statement that Rex Energy filed with the Securities and Exchange Commission (the “SEC”). The company intends to grant the underwriters a 30-day option to purchase up to 187,500 additional depositary shares to cover overallotments, if any. Final terms of the offering of the Series A Convertible Preferred Stock, including but not limited to, offering price, conversion price and dividend rate, will be determined at the time of pricing. Rex Energy intends to use the net proceeds from the offering to fund its Appalachian Basin acreage acquisition from SWEPI, LP, an affiliate of Royal Dutch Shell plc, and the remainder to fund our capital expenditures program and for general corporate purposes.

In connection with the offering, RBC Capital Markets is acting as the Sole Structuring Advisor and Sole Bookrunner. This offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, forming part of an effective shelf registration statement that Rex Energy has filed with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus meeting such requirements and relating to the offering may be obtained by contacting: RBC Capital Markets, 3 World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Equity Syndicate, or by telephone at (877) 822-4089, or by email at equityprospectus@rbccm.com. An electronic copy of the prospectus and related prospectus supplement describing the terms of the offering will be filed with the SEC and available on its website at www.sec.gov.

The press release does not constitute an offer to sell or the solicitation of an offer to buy Series A Convertible Preferred Stock or any other securities of Rex Energy and shall not constitute an offer, solicitation or sale of these securities in any state or jurisdiction in which such as offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction.

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

Forward-Looking Statements

Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are indicated by words such as “expected”, “expects”, “anticipates”, “intends” and similar words. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. All forward-looking statements in this release are expressly qualified in their entirety by this cautionary statement. Any forward-looking statements in this release are made as of the date hereof, and the company does not undertake any obligation to update any projections or forward-looking statements, except as may be required by law. Investors are also directed to other risks discussed in documents filed by us with the SEC.

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For more information contact:

Mark Aydin

Manager, Investor Relations

(814) 278-7249

maydin@rexenergycorp.com